Exhibit 23.1






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form S-8 and S-3 (No. 33-30277), Form S-8 (No.
33-61682), Form S-8 (No. 33-61718), Form S-8 (No. 333-51494) and Form S-4 (No.
333-86018), of Leucadia National Corporation of our report dated March 9, 2004, except for Note 24 as to which date is January 10, 2005, relating to the financial statements and financial statement schedules, which appear in this Current Report on Form 8-K.




/s/ PricewaterhouseCoopers LLP

New York, New York
January 11, 2005